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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199, 333-07111 and 333-70319, pertaining to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees (Formerly Group Technologies Corporation 1994 Stock Option Plan for Key Employees), to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan (Formerly Group Technologies Corporation Independent Directors' Stock Option Plan), to the Sypris Solutions, Inc. Stock Option Plan Dated January 22, 1990 (Formerly Group Technologies Corporation Stock Option Plan Dated January 22, 1990) and to the Sypris Solutions, Inc. Employee Stock Purchase Plan, of our report dated February 19, 1999 with respect to the consolidated financial statements and schedule of Sypris Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                 /s/ Ernst & Young LLP


Louisville, Kentucky
March 4, 1999